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                                                                    EXHIBIT (10)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 6 to the registration statement on Form N-4 (the "Registration Statement") of our report dated March 17, 2000, relating to the financial statements of the Discovery Choice Variable Annuity Subaccounts of the Pruco Life of New Jersey Flexible Premium Variable Annuity Account, which appears in such Statement of Additional Information.

We also consent to the use in the Statement of Additional Information constituting part of this Registration Statement of our report dated March 21, 2000, relating to the financial statements of Pruco Life Insurance Company of New Jersey, which appears in such Statement of Additional Information.

We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information.

PricewaterhouseCoopers LLP

New York, New York
April 10, 2000